SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ( )
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         CONSO PRODUCTS COMPANY
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD OCTOBER 15, 1996

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Conso Products Company (the "Company") will be held at the Harry M. Arthur National Guard Armory, 165 Industrial Park Road, Union, South Carolina, on Tuesday, October 15, 1996, at 11:00 a.m., local time, for the purpose of considering and acting upon the following:

       1.   The election of seven Directors.

       2. Ratification of the selection of Deloitte & Touche LLP as independent public accountants for the fiscal year ending June 28, 1997.

       3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on August 23, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

   THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.


                                 By Order of the Board of Directors


                                 J. Cary Findlay
                                 Chairman

Union, South Carolina
September 11, 1996

                      CONSO PRODUCTS COMPANY
                          P. O. Box 326
                       513 N. Duncan Bypass
                   Union, South Carolina  29379



                         PROXY STATEMENT


General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Conso Products Company (the "Company") to be held at the Harry M. Arthur National Guard Armory, 165 Industrial Park Road, Union, South Carolina, at 11:00 a.m., local time, on Tuesday, October 15, 1996. This Proxy Statement and accompanying proxy are first being sent to the shareholders of the Company on or about September 11, 1996.

     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Conso Products Company, P. O. Box 326, Union, South Carolina 29379 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Shareholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote the proxy in accordance with their judgment on such matters.

     Shareholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company held by them of record at the close of business on August 23, 1996, which is the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares represented at the meeting and entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on August 23, 1996 was 4,987,793.

Principal Shareholders

     At August 15, 1996, the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company were as follows:




Name and Address of Beneficial   Number of Shares and   Percentage of Common
         Owner                   Nature of Beneficial    Stock Outstanding
- ------------------------------      Ownership(1)
                                ----------------------   --------------------

J. Cary Findlay                      2,013,150(2)              40.4%
513 N. Duncan Bypass
Union, SC 29379

Quest Advisory Corp.                   338,250(3)               6.8%
Quest Management Company
1414 Avenue of the Americas
New York, NY 10019

IDS Diversified Equity Income          271,500(4)               5.4%
Fund
IDS Tower 10
Minneapolis, MN 55440
__________________

(1) Unless otherwise indicated, each shareholder has sole voting and sole investment power with respect to all shares beneficially owned.

(2) Excludes 2,950 shares (which includes 1,600 shares subject to options which are exercisable within 60 days) held by Mr. Findlay's wife, as to which he disclaims beneficial ownership.

(3)  The information concerning beneficial ownership is derived from a
     Schedule 13G dated February 13, 1996. Quest Advisory Corp. ("QAC"), Quest Management Company ("QMC") and Charles M. Royce, as a group, are the beneficial owners of 338,250 shares of the Company's Common Stock. Mr. Royce may be deemed to be a controlling person of QAC and QMC. QAC has sole voting and dispositive power with respect to 290,100 shares and QMC has sole voting and dispositive power with respect to 48,150 shares. Mr. Royce disclaims beneficial ownership of all such shares.

(4) The information concerning beneficial ownership is derived from an Amendment to Schedule 13G dated August 31, 1995. American Express Financial Corporation, a registered investment advisor, has reported that such shares are held by IDS Diversified Equity Income Fund, an investment company advised by it. American Express Financial Corporation is a subsidiary of American Express Company, which disclaims beneficial ownership of all such shares.

     The following table sets forth, as of August 15, 1996, information as to the beneficial ownership of the Common Stock by all Directors and executive officers of the Company as a group and by C.V. Balakrishnan and David Sears (the executive officers named in the Summary Compensation Table who are not also Directors or nominees). Information with respect to the beneficial ownership of the Common Stock by J. Cary Findlay, Antony W. Laughton, S. Duane Southerland, Jr. and the other Directors is contained in the table under "Election of Directors."

Name and Address of Beneficial    Number of Shares and    Percentage of Common
           Owner                  Nature of Beneficial     Stock Outstanding
- ------------------------------       Ownership(1)         ---------------------
                                  --------------------
Directors and executive               2,185,586(2)                43.7%
officers as a group
(12 persons)

David Sears                               5,450(3)                  (4)

C. V. Balakrishnan                       60,050(5)                 1.2%
__________________

(1) Except as otherwise indicated, all shares are currently issued and outstanding and each Shareholder has sole voting and investment power with respect to all shares beneficially owned. Share amounts are rounded to the nearest whole share.

(2) Includes 10,200 shares subject to options which are exercisable within 60 days.

(3) Includes 1,850 shares subject to options which are exercisable within 60 days.

(4)  Less than 1%.

(5) Includes 1,600 shares subject to options which are exercisable within 60 days.

Election of Directors

     The Bylaws of the Company provide that the number of directors shall not be less than one nor more than nine, as determined from time to time by resolution of the shareholders or the Board of Directors. The Board of Directors has fixed the number of Directors to be elected at the meeting at seven.

     At the meeting, seven Directors will be elected to serve, subject to the provisions of the Bylaws, until the 1997 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in the election of Directors at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. A quorum consists of a majority of votes entitled to be cast. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the seven nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a shareholder in such shareholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for seven nominees including such substitutes as shall be designated by the Board of Directors.

     The seven nominees for election as Directors are listed below.
Each of the nominees other than Mr. Southerland is currently a member of the Board of Directors. Mr. Findlay has been a Director of the Company since 1986. Messrs. Laughton, Maxheim and Shaw were first elected Directors on January 6, 1994. Ms. Findlay was elected Director on May 15, 1995. Mr. Hickman was elected Director on February 9, 1996. Mr. Southerland was nominated to fill the position resulting from the increase in the size of the Board to seven.

                                                                Number of
                                                                Shares and       Percentage of
                                                                Nature of        Common
Name and Address of                Information About            Beneficial       Stock
Director or Nominee (1)    Age    Director or Nominee           Ownership(2)     Outstanding
- -----------------------   ----   --------------------           ------------     -----------
J. Cary Findlay            57     Chairman of the Board since   2,013,150(3)       40.4%
                                  1986; President and Chief
                                  Executive Officer of the
                                  Company from December
                                  1987 to May 1995

Antony W. Laughton         63     Managing Director of British     54,250(4)        1.1%
                                  Trimmings Limited, a wholly-
                                  owned subsidiary of the
                                  Company ("British Trim-
                                  mings"), since 1974

John H. Maxheim            61     Chairman, President, Chief        3,750            (5)
                                  Executive Officer and a
                                  Director of Piedmont Natural
                                  Gas Company (a utility com-
                                  pany) since 1984

James H. Shaw              67     Retired; Chairman of Consol-      2,500            (5)
                                  idated Ivey's (department
                                  store chain) from 1986 to
                                  1989; Chief Executive Offi-
                                  cer of Consolidated Ivey's
                                  from 1986 to 1988; Direc-
                                  tor of The Cato Corporation
                                  (apparel retailer)

Konstance J. K. Findlay    49     Senior Vice President-Busi-       2,950(6)         (5)
                                  ness Development of the
                                  Company since May 1995;
                                  Vice President-International
                                  Sales of the Company from
                                  January 1993 to May 1995;
                                  Vice President-Production of
                                  the Company from January
                                  1992 to January 1993;
                                  Production Manager of the
                                  Company from November
                                  1988 to January 1992

                                        4


Marcus T. Hickman          73     Of Counsel to Kennedy             1,875(7)         (5)
                                  Covington Lobdell &
                                  Hickman, L.L.P. (attorneys)
                                  since January 1995; Partner
                                  in Kennedy Covington
                                  Lobdell & Hickman, L.L.P.
                                  from 1957, when he co-
                                  founded the firm, through
                                  1994

S. Duane Southerland, Jr.  47     President and Chief Execu-       37,500            (5)
                                  tive Officer of the Company
                                  since May 1995; President
                                  of Kirsch Division (drapery
                                  hardware and custom win-
                                  dow coverings) of Cooper
                                  Industries, Inc. (a manufac-
                                  turer of electrical products,
                                  tools and hardware, and
                                  automotive products) from
                                  1988 to May 1995

_________________

(1) The information about the Directors was furnished by them to the Company.

(2) Except as otherwise indicated, all shares are currently issued and outstanding and each shareholder has sole voting and investment power with respect to all shares beneficially owned. Common Stock ownership information is as of August 15, 1996.

(3) Excludes 2,950 shares (which includes 1,600 shares subject to options which are exercisable within 60 days) held by Mr. Findlay's wife, Konstance J. K. Findlay, as to which he disclaims beneficial ownership.

(4) Includes 46,500 shares which are held in trusts for the benefit of Mr. Laughton's children, of which Mr. Laughton and his wife are trustees, and 1,750 shares subject to options which are exercisable within 60 days. The remaining 6,000 shares are owned by Mr. Laughton jointly with his wife.

(5)      Less than 1%.

(6) Includes 1,600 shares subject to options which are exercisable within 60 days and excludes 2,013,150 shares held by Ms.
         Findlay's husband, J. Cary Findlay, as to which she disclaims beneficial ownership.

(7) Includes 300 shares held by Mr. Hickman's wife and 75 shares held by Mr. Hickman's son who resides in his household, as to which he disclaims beneficial ownership.

The Board of Directors and its Committees

   The Board of Directors met four times during the past fiscal year ended June 29, 1996. Each Director attended at least 75% of the meetings of the Board of Directors and any Committees on which such Director served during the period that he or she was a Director in the last fiscal year. The Board of Directors of the Company has Executive, Compensation and Audit Committees. The Company does not have a Nominating Committee.

   The Executive Committee is composed of Messrs. Findlay and Maxheim and is authorized to exercise all the powers and authority of the Board of Directors that can be delegated to a committee under the South
Carolina Business Corporation Act. The Executive Committee did not meet during the past fiscal year, although from time to time it meets informally and acts by unanimous written consent.

   The Compensation Committee is composed of Messrs. Maxheim, Shaw and Hickman and is responsible for making recommendations with respect to compensation of executive officers and for other compensation matters and for administering the Company's 1993 Stock Option Plan. The Compensation Committee met four times during the past fiscal year.

   The Audit Committee is composed of Messrs. Maxheim, Shaw and Hickman and is responsible for reviewing the Company's financial statements, audit reports, internal financial controls, internal audit procedures and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors. The Audit Committee met four times during the past fiscal year.

   Peter G. Scotese was a member of the Board of Directors and served on the Compensation and Audit Committees until December 31, 1995. Mr. Scotese's position on the Board of Directors and the Compensation and Audit Committees was filled by the appointment of Mr. Hickman on February 9, 1996.

Executive Officers

   Mr. Findlay, Chairman of the Company, Mr. Laughton, Managing Director of British Trimmings, Ms. Findlay, Senior Vice President-Business Development of the Company, and Mr. Southerland, President and Chief Executive Officer of the Company, are each nominees for election as Directors. Information about the Company's executive officers who are not also nominees for election as Directors follows:

   C. V. Balakrishnan, age 57, is Vice President and Chief Operating Officer of British Trimmings. Mr. Balakrishnan, who joined British Trimmings in 1973, was Financial Director from 1981 to 1983 and has served as its Chief Operating Officer since 1983.

   Gilbert G. Bartell, age 63, has been Vice President-Finance, Chief Financial Officer and Treasurer of the Company since October 1986. From 1979 to 1986, Mr. Bartell served Springs Industries, Inc. as Controller of its Conso Division.

   David B. Dechant, age 32, joined the Company in April 1989 and has served as Chief Accounting Officer since 1990. Prior to joining the Company, Mr. Dechant was employed by Deloitte, Haskins & Sells (now Deloitte & Touche LLP) from April 1987 to April 1989 and Arthur Andersen & Co. from June 1985 to April 1987.

   David Sears, age 63, has been Vice President-Sales of the Company since October 1986. From 1979 to 1986, Mr. Sears was employed by
Springs Industries, Inc. as sales manager of its Conso Division.

   William M. Stewart, age 47, has served as Vice
President-Manufacturing since joining the Company in July 1988.

   Officers are appointed by the Board of Directors and serve at its pleasure.

Compensation Committee Interlocks and Insider Participation

   During the fiscal year ended June 29, 1996, the following Directors served on the Compensation Committee: James H. Shaw, John H. Maxheim, Peter G. Scotese and Marcus T. Hickman. Mr. Scotese retired from the Board of Directors and its Committees on December 31, 1995, and his position on both the Board of Directors and the Compensation Committee was filled by the appointment of Mr. Hickman on February 9, 1996. Mr. Hickman is Of Counsel to and a retired partner in the law firm of Kennedy Covington Lobdell & Hickman, L.L.P., which regularly provides legal services to the Company. During the fiscal year, no executive officer of the Company served as a director or member of the compensation committee (or committee performing similar functions) of any other entity of which an executive officer served on the Board of Directors or Compensation Committee of the Company.

Compensation Committee Report

   The Compensation Committee of the Board of Directors of the Company, whose current members are named below, provides overall guidance to the Company's executive compensation process. The Committee's recommendations regarding the compensation of the Chairman, the Chief Executive Officer and the other executive officers of the Company are subject to approval by the Board, except for decisions with respect to grants under the Company's 1993 Stock Option Plan, which are made solely by the Committee.

   The Committee's compensation policies are designed to fairly compensate the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, the motivation of those officers and employees reporting to them, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities. In determining the compensation of executive officers other than the Chairman and the Chief Executive Officer (the "Senior Officers"), the Compensation Committee primarily considers the recommendations of the Senior Officers in connection with the annual reviews of the compensation and bonuses of all management personnel, except that the compensation (including bonuses) of Messrs. Laughton and Balakrishnan is determined by their employment agreements that were entered into at the time British Trimmings was acquired by the Company. See "Employment Agreements" below. In granting stock options, the Compensation Committee also primarily considers the recommendations of the Senior Officers. Such compensation recommendations by the Senior Officers are not specifically related to corporate performance, but are based primarily upon the Senior Officers' subjective assessments of the individual performance and contributions of the respective employees in light of the factors described above, which are discussed with the Compensation Committee.

   The compensation of Mr. Findlay, the Company's Chairman, has remained unchanged from that determined at the time of the Company's initial public offering in 1993. Although the Compensation Committee has been of the view that the Company's performance and Mr. Findlay's individual performance and contributions have merited consideration of increases in Mr. Findlay's compensation

(which has been a salary of $275,000 per year since the beginning of 1994), Mr. Findlay has heretofore declined any consideration of such increases.

   The compensation of Mr. Southerland as Chief Executive Officer (including his bonus for the fiscal year ended June 29, 1996) is determined by his employment agreement that was entered into at the time he joined the Company as Chief Executive Officer in May 1995. See "Employment Agreements" below. Such employment agreement was reviewed by the Compensation Committee in connection with its approval by the Board of Directors, and reflects terms negotiated at arms length with Mr. Southerland to obtain his services and induce him to accept employment with the Company. The compensation level specified by Mr. Southerland's employment agreement was determined by the members of the Compensation Committee to be appropriate to attract a Chief Executive Officer with Mr. Southerland's background and experience. Mr. Southerland's compensation is not specifically related to corporate performance.

   The above report is presented by the following members of the Compensation Committee: James H. Shaw, John H. Maxheim and Marcus T. Hickman.

Shareholder Return Performance Graph

   Presented below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on Standard & Poor's Textile - Home Furnishings Index (the "S&P Textile - Home Furnishings Index") and the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") for the period commencing December 15, 1993 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending June 29, 1996.


                         [GRAPH OMITTED]



                                    Dec. 15, 1993     July 2, 1994     July 1, 1995     June 29, 1996
Conso Products Company                    100             128.83          124.37            216.55
S & P Textile - Home Furnishings          100              79.13           98.67            133.77
NASDAQ Composite Index                    100              91.32          121.89            156.49






   This graph assumes that $100 was invested in the Company's Common Stock, on the S&P Textile - Home Furnishings Index and on the Nasdaq Composite Index on December 15, 1993, and that dividends were reinvested.

Executive Compensation

   The table below shows the compensation paid or accrued by the Company for the three fiscal years ended June 29, 1996 to or for the account of the Company's Chief Executive Officer and its only other executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Executive Officers"):

                    SUMMARY COMPENSATION TABLE


                                                                                      Long Term
                                                 Annual Compensation                Compensation
                                         --------------------------------------        Awards
                                                                                    -------------
                                                                   Other Annual
Name and Principal                       Salary        Bonus       Compensation        Options
      Position                Year         ($)          ($)            ($)               (#)
- ------------------           -----      --------      -------      -------------    -------------
J. Cary Findlay              1996      275,000         --              (1)              --
  Chairman                   1995      275,000         --              (1)              --
                             1994      214,615         --              (1)              --

S. Duane Southerland, Jr.    1996      202,500       20,000          25,676(2)          --
  President and Chief        1995       26,923         --              (1)            37,500
  Executive Officer                       --           --               --              --

Antony W. Laughton           1996      109,678        7,350            (1)             5,250
  Managing Director of       1995      108,300       32,467            (1)              --
  British Trimmings          1994(3)    52,625       13,196            (1)              --

C.V. Balakrishnan            1996      101,553        7,350          10,890(4)         4,800
  Vice President and Chief   1995      100,277       32,467            (1)              --
  Operating Officer of       1994(3)    48,689       13,196            (1)              --
  British Trimmings

David Sears                  1996      113,000        8,000            (1)             5,550
  Vice President-Sales       1995      111,012        7,500            (1)              --
                             1994      106,522        2,000            (1)              --

_____________________

(1) The Named Executive Officer did not receive personal benefits during such year (valued at the aggregate incremental cost to the Company and its subsidiaries) in excess of 10% of his salary and bonus.

(2) Includes $20,090 in moving and related expenses.

(3) Only includes amounts awarded, earned or paid after December 22, 1993, the date the Company acquired all of the issued and outstanding share capital of British Trimmings.

(4) Includes an automobile allowance of $8,368.

    The table below sets forth information relating to option grants during the fiscal year ended June 29, 1996 to each Named Executive Officer and the potential realizable value of each grant of options assuming annualized appreciation in the Company's Common Stock at the rate of 5% and 10% over the term of the option.

                   OPTION GRANTS IN FISCAL YEAR 1996

                                                Individual Grants                       Potential Realizable
                           ----------------------------------------------------------    Value at Assumed
                           Number of       % of Total                                   Annual Rates of Stock
                            Shares          Options                                     Price Appreciation for
                           Underlying      Granted to      Exercise or                        Option Term
                            Options       Employees in      Base Price     Expiration   -----------------------
     Name                  Granted (1)     Fiscal Year       $/Share          Date          5%           10%
   --------               ------------    ------------    -------------    -----------  ----------    ---------
J. Cary Findlay               --               --              --              --           --            --
S. Duane Southerland, Jr.     --               --              --              --           --            --
Antony W. Laughton          5,250              8.4            10.00          9/7/00       14,505        32,052
C.V. Balakrishnan           4,800              7.7            10.00          9/7/00       13,262        29,304
David Sears                 5,550              8.9            10.00          9/7/00       15,334        33,883

- ------------------

(1) Such options are exercisable, subject to continuing employment, in three equal annual installments commencing September 7, 1996.

    The table below sets forth information relating to the exercise of stock options during the fiscal year ended June 29, 1996 by each Named Executive Officer and the fiscal year-end value of unexercised stock options.

                 AGGREGATED OPTION EXERCISES IN
              FISCAL 1996 AND FY-END OPTION VALUES

<CAPTION
                                                                              Value of
                                                         Number of            Unexercised
                                                        Unexercised           In-the-Money
                                                          Options             Options
                                                         at FY-End(#)        at FY-End($)
                         Shares                          -----------         -------------
                       Acquired on      Value            Exercisable/         Exercisable/
 Name                    Exercise     Realized($)        Unexercisable        Unexercisable
- -------                -------------  -----------        -------------        -------------
J. Cary Findlay            --            --                   0/0                  0/0
S. Duane Southerland, Jr. 37,500       219,531                0/0                  0/0
Antony W. Laughton         --            --                 0/5,250               0/32,813
C. V. Balakrishnan         --            --                 0/4,800               0/30,000
David Sears                --            --                 0/5,550               0/34,688


 No tables showing awards under long-term incentive plans are presented because no Named Executive Officer received any such compensation during the listed years.

Director Compensation

 Directors who are officers or employees of the Company receive no additional compensation for serving as Directors. Directors who are not compensated as officers or employees of the Company are paid a quarterly retainer fee of $1,000, a fee of $1,400 for each meeting of the Board of Directors and a fee of $300 for each meeting of any Committee thereof attended. All Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its Committees.

Employment Agreements

 The Company has entered into an employment agreement with Mr. Southerland. The agreement, which is terminable at any time by either party except as to any severance payments, provides for an annual salary at an initial rate of $200,000 (which is subject to annual review) and certain other benefits. Mr. Southerland is to be considered for annual bonuses in accordance with Company policies, and was guaranteed a bonus of $20,000 for fiscal 1996. The agreement also provides for certain severance payments and the continuation of certain benefits to Mr. Southerland in the event that his employment is terminated by the Company (other than by reason of his death or termination by the Company for cause). The maximum amount of such severance payments is equal to his compensation for up to 18 months (two years in the case of a termination within one year after a "Change of Control"). "Change of Control" is defined as the ownership by any person, entity or group of a greater percentage of Common Stock than Mr. Findlay or his estate or the beneficiaries of his estate, or the transfer of substantially all of the business and assets of the Company to another corporation or entity of which another person or group owns a greater percentage of the common stock or other voting equity interests thereof than does Mr. Findlay or his estate or the beneficiaries of his estate.

 In connection with the Company's acquisition of all of the issued and outstanding share capital of British Trimmings in December 1993, Messrs. Laughton and Balakrishnan entered into employment agreements with British Trimmings for the five-year period following the acquisition.
The employment agreements provide for annual compensation of (pound)67,500 and (pound)62,500 for Mr. Laughton and Mr. Balakrishnan, respectively, to be adjusted annually for inflation. The employment agreements also provide for an annual bonus for each of Messrs. Laughton and Balakrishnan based on British Trimmings' operating profits, and certain other benefits. Mr. Laughton's agreement provides for a reduction in his services in the fourth and fifth year with a commensurate reduction in compensation. Mr. Balakrishnan's agreement provides for the Company to continue funding annually a pension arrangement whereby Mr. Balakrishnan can retire at age 60 (May 2000) at two-thirds of his salary.

Section 16(a) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Executive officers, Directors and greater than 10% shareholders are required to furnish the Company copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 29, 1996, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were complied with on a timely basis, except that James H. Shaw failed to report one transaction in a timely manner. Such transaction has since been reported.

Selection of Independent Public Accountants

 The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 28, 1997. This selection is being presented to the shareholders for their ratification at the Annual Meeting of Shareholders. Deloitte & Touche LLP audited the Company's financial statements for the fiscal year ended June 29, 1996 and prior years and is considered well qualified.

 Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

 The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 28, 1997, and proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice.

 If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of independent public accounts will be reconsidered by the Board of Directors.

Shareholder Proposals

 Any proposal that a shareholder intends to present for action at the 1997 Annual Meeting of Shareholders, currently scheduled for October 14, 1997, must be received by the Company no later than May 14, 1997, in order for the proposal to be included in the proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders. The proposal should be sent to Secretary, Conso Products Company, P.O. Box 326, Union, South Carolina 29379.

Annual Report to Securities and Exchange Commission

 Upon written request of a shareholder, the Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended June 29, 1996 to be filed with the Securities and Exchange Commission on or before September 27, 1996. Such request should be submitted to Gilbert G. Bartell, Treasurer, Conso Products Company,
P.O. Box 326, Union, South Carolina  29379.

*******************************************************************************
                               APPENDIX

                         CONSO PRODUCTS COMPANY               PROXY

         Proxy solicited by the Board of Directors for the Annual Meeting to be held October 15, 1996

   The undersigned hereby appoints J. Cary Findlay and Gilbert G.
Bartell, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of Common Stock of the undersigned in Conso Products Company at the Annual Meeting of Shareholders to be held on October 15, 1996, and at any adjournment thereof.

   This proxy will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors. The Board of Directors recommends voting FOR the election of all such nominees as Directors.

1. ELECTION OF DIRECTORS: Nominees are J. Cary Findlay, Antony W. Laughton, John H. Maxheim, James H. Shaw, Konstance J. K. Findlay, Marcus T. Hickman and S. Duane Southerland, Jr.

           FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)



           WITHHOLD AUTHORITY to vote for the listed nominees

            (Continued and to be signed on the reverse)

                    (Continued from other side)


2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

               FOR          AGAINST         ABSTAIN
               [ ]            [ ]             [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

Please date and sign exactly as printed below and return promptly in the enclosed postage paid envelope.

                                 Dated: __________________________, 1996.




                                 (When signing as attorney, executor,
                                 administrator, trustee, guardian, etc.,
                                 give title as such.  If joint account,
                                 each joint owner should sign.)